Exhibit 10.1

AGREEMENT AND SECOND AMENDMENT TO
CREDIT AGREEMENT

This Agreement and Second Amendment to Credit Agreement (this “Amendment”) dated as of October 29, 2010 is among TETRA TECHNOLOGIES, INC. (the “Parent”), a Delaware corporation; JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the financial institutions (collectively, the “Lenders”) party to the hereinafter-defined Credit Agreement; and the undersigned Lenders.

W I T N E S S E T H:

WHEREAS, the Parent, the Lenders, Bank of America, National Association and Wells Fargo Bank, N.A., as Syndication Agents, Comerica Bank, as Documentation Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent, executed and delivered that certain Credit Agreement (as amended and supplemented to the date hereof, the “Credit Agreement”) dated as of June 27, 2006, as amended by instrument dated as of December 15, 2006; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parent and the Lenders do hereby agree as follows:

Section 1.    Revised Schedule 2.01.  The Revolving Commitment of each Lender is hereby amended to be the Commitment specified for such Lender on the attached Schedule 2.01, and Schedule 2.01 to the Credit Agreement is hereby amended and restated to be identical to Schedule 2.01 attached hereto.  ROYAL BANK OF CANADA shall become a Lender under the Credit Agreement with a Revolving Commitment as specified on the attached Schedule 2.01.

Section 2.    Amendments to Credit Agreement.

(a)   The definition of “Applicable Percentage” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” with respect to a non-Defaulting Lender shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such non-Defaulting Lender's Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

(b)   The definition of “Applicable Rate” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

    “Applicable Rate” means, for any day with respect to any ABR Loan or Eurocurrency Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date:

Leverage Ratio	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1: greater than or equal to 2.50 to 1	2.50%	0.00%	0.50%
Category 2: greater than or equal to 2.00 to 1 but less than 2.50 to 1	2.25%	0.00%	0.35%
Category 3: greater than or equal to 1.50 to 1 but less than 2.00 to 1	2.00%	0.00%	0.30%
Category 4: greater than or equal to 1.00 to 1 but less than 1.50 to 1	1.75%	0.00%	0.25%
Category 5: less than 1.00 to 1	1.50%	0.00%	0.225%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent’s fiscal year based upon the Parent’s consolidated financial statements delivered pursuant to Sections 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; but the Leverage Ratio shall be deemed to be in Category 1 at the request of the Required Lenders if the Parent fails to timely deliver the consolidated financial statements required to be delivered by it pursuant to Sections 5.01(a) or (b), during the period from the deadline for delivery thereof until such consolidated financial statements are received.  Notwithstanding anything to the contrary set forth in this definition, the Applicable Rate for Swingline Loans shall be 0%.

(c)   A definition of “Bankruptcy Event” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

(d)   A definition of “Compressco GP” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Compressco GP” means Compressco Partners GP Inc., a Delaware corporation that is the general partner of Compressco MLP.

(e)   A definition of “Compressco MLP” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Compressco MLP” means Compressco Partners, L.P., a Delaware limited partnership, limited partner interests in which are to be publicly traded on a securities exchange.

(f)   The definition of “Consolidated Net Earnings” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Consolidated Net Earnings” means with respect to the Parent and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent and the Consolidated Restricted Subsidiaries, including cash dividends and distributions (not the return of capital) received from Persons other than Consolidated Restricted Subsidiaries and after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; but there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) any extraordinary or non-recurring gains, losses or expenses during such period (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Earnings for such period, non-cash losses on sales of assets outside of the ordinary course of business); (b) non-cash gains, losses, expenses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (c) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; (d) adjustments due to changes in accounting principles and the effect of discontinued operations; and (e) any equity in the undistributed earnings of any Person which is not a Subsidiary.

(g)   A definition of “Credit Party” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

(h)   A definition of “Defaulting Lender” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

(i)   A definition of “Lender Parent” is hereby added to Section 1.01 of the Credit Agreement, such new definition to read in its entirety as follows:

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

(j)   The definition of “Leverage Ratio” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Funded Indebtedness as of such date minus cash and cash equivalents in excess of $20,000,000 as of such date to (b) EBITDA for the 12 months then ended, determined in each case on a consolidated basis for Parent and its Consolidated Restricted Subsidiaries.

(k)   The definition of “Maintenance Capital Expenditures” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Maintenance Capital Expenditures” means, for any date in any fiscal year of the Parent, an amount equal to 8% of the property, plant and equipment (net of depreciation and amortization, and as established in accordance with GAAP) of the Parent and the Consolidated Restricted Subsidiaries as of the last day of the immediately preceding fiscal year.

(l)   The definition of “Revolving Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Revolving Maturity Date” means October 29, 2015.

(m)   Section 1.04 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 1.04  Accounting Terms; GAAP.  All financial amounts shall be computed without duplication.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; but if the Parent notifies the Administrative Agent that the Parent requests an amendment (an “Accounting Change Amendment”) to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof (including without limitation any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC) on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice requesting an amendment is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.  The Parent shall not be obligated to pay an amendment fee (excluding, for the avoidance of doubt, any costs or expenses otherwise required to be paid by the Parent pursuant to Section 9.03(a)) for any amendment the sole purpose of which is to effectuate an Accounting Change Amendment.

(n)   The reference to “$300,000,000” set forth in Section 2.07(d) of the Credit Agreement is hereby amended to read “$428,000,000”.

(o)   The reference in Section 2.17(b) to “or if any Lender defaults in its obligation to fund Loans hereunder” is hereby amended to read “or if any Lender becomes a Defaulting Lender”.

(p)   Section 2.19 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 2.19.  Defaulting Lender.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to this Agreement;

(b)           the Revolving Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that in the case of an amendment, waiver or other modification requiring the consent of all Lenders or of each Lender affected thereby, the Defaulting Lender’s consent shall be only be required with respect to (i) a proposed increase or extension of such Defaulting Lender’s Revolving Commitments and (ii) a proposed reduction or excuse, or a proposed postponement of the scheduled date of payment, of the principal amount of, or interest or fees payable on, any Loans or LC Disbursements as to any such Defaulting Lender;

(c)           if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)
provided no Event of Default exists and is continuing, all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Parent’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii)
if the Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.19(c), the Parent shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.10 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)	if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.19(c), then the fees payable to the Lenders pursuant to

Section 2.10 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)
if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Commitments that were utilized by such LC Exposure and any applicable letter of credit fees) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is cash collateralized and/or reallocated; and

(d)           so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and each Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.19(c), and participating interests in any newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).

(e)           If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Parent or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Parent, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

(q)   Section 6.02(l) of the Credit Agreement is hereby amended to read in its entirety as follows:

(l)           other unsecured Indebtedness in an aggregate principal amount not exceeding $550,000,000 at any one time outstanding; and

(r)   Section 6.04(a) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (ii) thereof, (ii) changing the period at the end of clause (iii) thereof to a semicolon and (iii) adding the following new clause (iv) thereto:

(iv)           Investments and Acquisitions may be made to the extent permitted by Section 6.05 and Section 6.08, respectively.

(s)   Section 6.08 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 6.08  Capital Expenditures and Acquisitions.  If, after giving effect thereto, the Pro Forma Leverage Ratio would be greater than 2.50 to 1, then the Parent will not, and will not permit any Restricted Subsidiary to, in any fiscal year of the Parent permit the aggregate amount of all Capital Expenditures and Acquisitions to exceed $300,000,000 (or its equivalent in other currencies as of the date of each relevant transaction); subject to the foregoing, the Parent and the Restricted Subsidiaries may at any time make any Acquisition or Capital Expenditure.

(t)   Section 6.09(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)           Unless designated as an Unrestricted Subsidiary on Schedule 3.12 as of the Effective Date or thereafter, any Person that becomes a direct Subsidiary of the Parent or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.  Any Person that becomes a direct Subsidiary of any Unrestricted Subsidiary shall be classified as an Unrestricted Subsidiary.

(u)   The reference to “BANK OF AMERICA, NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A., as Syndication Agents” in the title page of the Credit Agreement and in the introductory paragraph of the Credit Agreement is hereby amended to read “BANK OF AMERICA, NATIONAL ASSOCIATION and DnB NOR BANK ASA, as Syndication Agents”.  The reference to “COMERICA BANK and DnB NOR BANK ASA, as Documentation Agents” in the title page of the Credit Agreement and in the introductory paragraph of the Credit Agreement is hereby amended to read “COMERICA BANK, as Documentation Agent”.  The reference to “J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Co-Lead Arrangers and Co-Bookrunners” in the title page of the Credit Agreement and in the introductory paragraph of the Credit Agreement is hereby amended to read “J.P. MORGAN SECURITIES INC., BANC OF AMERICA SECURITIES LLC and DNB NOR MARKETS, INC., as Co-Lead Bookrunners”.

(v)   Section 9.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

SECTION 9.13  Syndication Agents and Documentation Agent.  Each of BANK OF AMERICA, NATIONAL ASSOCIATION and DnB NOR BANK ASA, in its capacity as a Syndication Agent, shall have no rights, powers, duties, obligations or liabilities under any Loan Document, but to the extent that for any reason any Person makes a claim against either of them, in its capacity as a Syndication Agent and not as a Lender, the indemnification provisions in Article VIII and in Section 9.03 shall apply.  COMERICA BANK, in its capacity as a Documentation Agent, shall have no rights, powers, duties, obligations or liabilities under any Loan Document, but to the extent that for any reason any Person makes a claim against it, in its capacity as Documentation Agent and not as a Lender, the indemnification provisions in Article VIII and in Section 9.03 shall apply.

Section 3.    Consents Regarding Compressco MLP.

(a)    The Lenders hereby consent (and to the extent any breach or default under the Credit Agreement would be occasioned thereby, hereby waive such breach or default) to the contribution or other conveyance by the Parent, Compressco Field Services, Inc., and their Subsidiaries, on or before April 15, 2012, of assets to Compressco GP, Compressco MLP, and subsidiaries thereof (collectively, the “MLP Entities”) sufficient to permit the MLP Entities to conduct the business described in the draft dated October 12, 2010 of Amendment No. 2 to the Registration Statement on Form S-1 of Compressco MLP.  The value of the assets so conveyed to the MLP Entities shall be excluded in determining compliance with the provisions of Sections 6.05(a) and 6.08 of the Credit Agreement.

(b)           Effective upon the date of the first contribution or conveyance made pursuant to Section 3(a) above, the Parent designates as additional Unrestricted Subsidiaries each of the entities described on Exhibit A hereto  (the “Designation”).  For purposes of calculating pro forma EBITDA in connection with the Designation as is required by clause (z) of the definition of “EBITDA,” the Lenders acknowledge and agree that, to the extent that the following fiscal quarters are included within the applicable Reference Period for such calculations, EBITDA shall (i) for the fiscal quarter ended March 31, 2010, equal $48,021,000, (ii) for the fiscal quarter ended June 30, 2010, equal $68,782,000, and (iii) for the fiscal quarter ended September 30, 2010 and each fiscal quarter ending thereafter through and including the fiscal quarter during which the Designation occurs, be calculated using the same methodology used in calculating the amounts set forth in clauses (i) and (ii) above, as demonstrated by the calculations attached hereto as Exhibit B, providing for pro forma inclusion of the allocable share of income earned by Compressco MLP which the Parent and its Consolidated Restricted Subsidiaries would reasonably have been expected to receive through cash distributions based on direct or indirect ownership of equity interests in Compressco MLP if the above described conveyance had occurred (and Compressco MLP had become an Unrestricted Subsidiary) prior to the applicable fiscal quarter.

Section 4.    Conditions.  This Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02 of the Credit Agreement) (the “Effective Date”):  (a) the Administrative Agent (or its counsel) has received from the Loan Parties and all of the Lenders either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy or e-mail transmission of a signed signature page of this Amendment) that such party has signed counterparts of this Amendment; (b) the Parent has executed and delivered to the Administrative Agent for each Lender a new Note in the maximum principal amount of such Lender’s Revolving Commitment and substantially in the form of Exhibit C-1 to the Credit Agreement and each Lender has surrendered its existing Note to the Parent, and (c) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Parent, the authorization of the execution, delivery and performance of this Amendment and the new Notes by the Parent and any other legal matters relating to this Amendment.  The Administrative Agent shall give, or cause to be given, prompt notice to the Parent and the Lenders as to whether the conditions specified in the immediately preceding sentence have been satisfied by the deadline set forth therein and shall specify the Effective Date; such notice may be oral, telephonic, written (including telecopied) or by e-mail.

Section 5.    Representations True; No Default.  The Parent represents and warrants that the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent any such representation or warranty is expressly limited to an earlier date, in which case, on and as of the date hereof, such representation or warranty shall continue to be true and correct in all material respects as of such specified earlier date.  The Parent hereby certifies that no Default or Event of Default has occurred and is continuing.

Section 6.    Ratification.  Except as expressly amended hereby, the Loan Documents shall remain in full force and effect.  The Credit Agreement, as hereby amended, and all rights and powers created thereby or thereunder and under the other Loan Documents are in all respects ratified and confirmed and remain in full force and effect.

Section 7.    Definitions and References.  Any term used in this Amendment that is defined in the Credit Agreement shall have the meaning therein ascribed to it.  The terms “Agreement” and “Credit Agreement” as used in the Loan Documents or any other instrument, document or writing furnished to the Administrative Agent or any lender by any Loan Party and referring to the Credit Agreement shall mean the Credit Agreement as hereby amended.

Section 8.    Expenses; Additional Information.  The Parent shall pay to the Administrative Agent all reasonable expenses incurred in connection with the execution of this Amendment and the new Notes.

Section 9.    Miscellaneous.  This Amendment (a) shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors, assigns, receivers and trustees (but the Borrowers shall not assign their rights hereunder without the express prior written consent of the Administrative Agent and each Lender); (b) may be modified or amended only by a writing signed by the party against whom the same is to be enforced; (c) may be executed in several counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (d) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter.

[remainder of page left blank intentionally]

THE LOAN DOCUMENTS (INCLUDING THIS AMENDMENT) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, effective as of the date first above written.

TETRA TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/Bruce A. Cobb
Bruce A. Cobb,
Treasurer

[unnumbered signature page to Second Amendment]

JPMORGAN CHASE BANK, N.A.,
individually and as Administrative Agent

By: /s/Lindsay Schelstrate
Name: Lindsay Schelstrate
Title: AVP

[unnumbered signature page to Second Amendment]

BANK OF AMERICA, NATIONAL
ASSOCIATION

By: /s/Julie Castano
Name: Julie Castano
Title: Vice President

[unnumbered signature page to Second Amendment]

WELLS FARGO BANK, N.A.

By: /s/Donald W. Herrick, Jr.
Name: Donald W. Herrick, Jr.
Title: Director

[unnumbered signature page to Second Amendment]

COMERICA BANK

By: /s/David Balderach
Name: David Balderach
Title: Sr. Vice President

[unnumbered signature page to Second Amendment]

COMPASS BANK

By: /s/Collis Sanders
Name: Collis Sanders
Title: Executive Vice President

[unnumbered signature page to Second Amendment]

DnB NOR BANK ASA

By: /s/Philip F. Kurpiewski
Name: Philip F. Kurpiewski
Title: Senior Vice President

By: /s/Kristin Riise
Name: Kristin Riise
Title: First Vice President

[unnumbered signature page to Second Amendment]

ROYAL BANK OF CANADA

By: /s/Jay T. Sartain
Name: Jay T. Sartain
Title: Authorized Signatory

[unnumbered signature page to Second Amendment]

Each Guarantor executes this Amendment to evidence its (a) consent, to the extent such consent is necessary or required, to the execution and delivery by the Parent of the Amendment; (b) confirmation that the Guaranty continues to cover all of the Debt (as such term is defined in the Guaranty), including Debt incurred under the Credit Agreement as amended by the Amendment, with the obligations of such Guarantor under the Guaranty limited as set forth therein, and (c) acknowledgement that the Lenders would not have executed this Amendment but for such consent and confirmation.

TETRA INTERNATIONAL INCORPORATED
TETRA PROCESS SERVICES, L.C.
MARITECH RESOURCES, INC.
EPIC DIVING SERVICES, LLC

By: /s/Bruce A. Cobb
Bruce A. Cobb,
Treasurer of each of the above-named
corporations and limited liability companies

TETRA PRODUCTION TESTING SERVICES,
     L.P.

By:           TETRA Production Testing GP, LLC,
     its general partner

By:           TETRA Applied Holding Company,
 its sole member

By: /s/Bruce A. Cobb
Bruce A. Cobb,
Treasurer

[unnumbered signature page to Second Amendment]

TETRA APPLIED TECHNOLOGIES, L.P.

By:           TETRA Applied GP, LLC,
     its general partner

By:           TETRA Applied Holding Company,
 its sole member

By: /s/Bruce A. Cobb
Bruce A. Cobb,
Treasurer

COMPRESSCO FIELD SERVICES, INC.

By: /s/Bruce A. Cobb
Bruce A. Cobb, Treasurer

By: /s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr., Secretary

MARITECH TIMBALIER BAY, LP

By:           MARITECH LOUISIANA, LLC,
    its general partner

By: /s/Bruce A. Cobb
Bruce A. Cobb,
Treasurer

[unnumbered signature page to Second Amendment]

COMMITMENTS

Lender	Revolving Commitment
JPMorgan Chase Bank, N.A.	$55,000,000
Bank of America, National Association	$55,000,000
DnB NOR Bank, ASA	$55,000,000
Comerica Bank	$38,000,000
Wells Fargo Bank, N.A.	$25,000,000
Royal Bank of Canada	$25,000,000
Compass Bank	$25,000,000
Total	$278,000,000.00

Schedule 2.01

ADDITIONAL UNRESTRICTED SUBSIDIARIES

Compressco Partners GP Inc., a Delaware corporation
Compressco Partners, L.P., a Delaware limited partnership
Each of the present and future subsidiaries of Compressco Partners, L.P., a Delaware limited partnership

Exhibit A

PRO FORMA CALCULATION EXAMPLE

Compressco MLP
Pro Forma Impact
EBITDA
$000

		3 Months Ended 3/31/10		3 Months Ended 6/30/10
Compressco MLP Entities

Quarterly EBITDA - MLP Entities		$7,706	$7,706	$7,299	$7,299

Adjustments
Public company costs - est.		($500)		($500)
Income Taxes - Foreign		($416)		($380)
Maintenance Capex		($284)		($284)
Cost of Compressors sold		$615		$646
Equity compensation expense		$43		$63
Distributable Cash Flow		$7,164		$6,844

Target Coverage ratio		1.09		1.09

Total Cash Flow Distributions		$6,572		$6,279

Tetra Ownership of MLP		84.1%		84.1%
MLP Cash Distribution to Tetra		($5,527)	$5,527	($5,281)	$5,281

	Decrease in Tetra Reported EBITDA		($2,179)		($2,018)

	Tetra Reported EBITDA for the Qtr.		$50,200		$70,800

	Tetra Pro Forma EBITDA for the Qtr.		$48,021		$68,782

EXHIBIT B